As filed with the Securities and Exchange Commission on February 28, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intellia Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130
Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Intellia Therapeutics, Inc. 2015 Amended and Restated Stock Option and Incentive Plan

Intellia Therapeutics, Inc. 2016 Employee Stock Purchase Plan

(Full title of the plan)

John Leonard, M.D.

President and Chief Executive Officer

40 Erie Street, Suite 130

Cambridge, Massachusetts 02139

(857) 285-6200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael H. Bison, Esq. Gabriela Morales-Rivera, Esq. Goodwin Procter LLP 100 Northern Ave. Boston, Massachusetts 02210 (617) 570-1000	James Basta, Esq. Executive Vice President, General Counsel Intellia Therapeutics, Inc. 40 Erie Street, Suite 130 Cambridge, Massachusetts 02139 (857) 285-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 4,081,183 shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”), to be issued under the Registrant’s Amended and Restated 2015 Stock Option and Incentive Plan and (ii) an additional 500,000 shares of Common Stock to be issued under the Registrant’s 2016 Employee Stock Purchase Plan..

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 filed by the Registrant on May  6, 2016 (File No. 333-211200), June  5, 2017 (File No 333-218511) February  27, 2019 (File No. 333-229900), February  27, 2020 (File No. 333-236714), February  26, 2021 (File No. 333-253562), February  24, 2022 (File No. 333-262997), February  23, 2023 (File No. 333-269947), and February  22, 2024 (File No. 333-277266) related to the Registrant’s Amended and Restated 2015 Stock Option and Incentive Plan and 2016 Employee Stock Purchase Plan, as applicable, are incorporated by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier Registration Statements are presented herein.

Part II

Information Required in the Registration Statement

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Number	Description

4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (File No. 001-37766) filed with the Securities and Exchange Commission on May 17, 2016)

4.2	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K (File No. 001-37766) filed with the Securities and Exchange Commission on February 27, 2025)

4.3	Second Amended and Restated By-Laws of the Registrant, as amended on April 3, 2020 (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37766) filed with the Securities and Exchange Commission on May 7, 2020)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1*	Power of attorney (included on the signature pages of this registration statement)

99.1	Amended and Restated 2015 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-1 (File No. 333-210689) filed with the Securities and Exchange Commission on April 27, 2016)

99.2	2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 of the Registration Statement on Form S-1 (File No. 333-210689) filed with the Securities and Exchange Commission on April 27, 2016)

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 28th day of February, 2025.

INTELLIA THERAPEUTICS, INC.

By:	/s/ John Leonard
John Leonard, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of John Leonard, M.D., James Basta, J.D. and Edward Dulac as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ John M. Leonard	President, Chief Executive Officer and Director	February 28, 2025
John M. Leonard, M.D.	(Principal Executive Officer)

/s/ Edward J. Dulac III	Executive Vice President, Chief Financial Officer	February 28, 2025
Edward J. Dulac III	(Principal Financial Officer)

/s/ Michael P. Dube	Vice President, Chief Accounting Officer	February 28, 2025
Michael P. Dube	(Principal Accounting Officer)

/s/ Muna Bhanji	Director	February 28, 2025
Muna Bhanji

/s/ Bill Chase	Director	February 28, 2025
Bill Chase

/s/ Fred Cohen	Director	February 28, 2025
Fred Cohen, M.D.

/s/ Brian Goff	Director	February 28, 2025
Brian Goff

/s/ Jesse Goodman	Director	February 28, 2025
Jesse Goodman, M.D.

/s/ Georgia Keresty	Director	February 28, 2025
Georgia Keresty

/s/ Frank Verwiel	Director	February 28, 2025
Frank Verwiel, M.D.